Exhibit 10.47

SB Crew Projects Master Agreement

SoftBank Corp. (“SB”) and PayPay Corporation (“PP”) enter into the following agreement (this “Agreement”) with respect to joint promotion to the crew of the SoftBank brand and the Ymobile brand (“SB Crew,” defined in Article 1, Item 2) of the use of various services provided by PP.

Article 1 Definitions

The definition of the terms used in this Agreement are as follows.

(1)	“PayPay Service” means the electronic money services (services as a prepaid payment instrument issuer service and funds transfer service) and other services provided by PP.

(2)

“SB Crew” means staff that handle sales of mobile devices and other devices under the Softbank brand or the Ymobile brand, and helpdesk staff and administrative staff that receive inquiries from customers of SB or the Ymobile brand.

(3)	“Eligible SB Crew” means SB Crew that are the target of a Project, as specified in the Individual Agreement.

(4)	“Project” has the meaning defined in Article 2, Paragraph 1.

(5)	“Project Incentives” means PayPay Light, PayPay Bonus, and equivalent incentives, not including physical goods, granted by SB or PP to SB Crew through a Project.

(6)

“PayPay Light” means a prepaid payment instrument recorded by electronic or magnetic means that is issued by PP that can be used to pay for goods and services or transferred between PayPay Light accounts.

(7)	“PayPay Bonus” has the meaning defined in the PayPay Terms of Service established by PP.

(8)	“Crew Points” are points awarded according to the number of sales made by an SB Crew member and the store evaluation rank of that SB Crew member’s store, which can be exchanged for various products.

(9)	“Individual Agreement” means an agreement entered into between SB and PP to provide for the details of a Project.

(10)	“PayPay Account” means the account issued upon completion of the procedures specified in the PayPay Terms of Service established by PP.

Article 2 Purpose

1.

SB and PP will implement projects to improve SB Crew’s understanding of the PayPay Service and promote SB Crew’s use of the PayPay Service to improve the effectiveness of SB Crew’s customer service and promotional work (the “Project”).

2.	The purpose of this Agreement is to establish the basic terms of the implementation of the Projects by the parties.

3.

This Agreement applies to all transactions under Individual Agreements unless otherwise agreed in writing. However, if there is any conflict between the provisions of an Individual Agreement and this Agreement, the provisions of the Individual Agreement applies preferentially.

Article 3 Individual Agreement

1.	The parties shall provide for the following matters in the Individual Agreement for the implementation of the Project:

(1)	the outline of the Project, including, but not limited to:

(i)	the organizer;

(ii)	details of the Eligible SB Crew;

(iii)	description of the Project Incentives;

(iv)	conditions of grant of the Project Incentives;

(v)	method of grant of the Project Incentives; and

(vi)	period and date of grant of the Project Incentives;

(2)	the implementation period of the Project;

(3)	the details of the data necessary for the Project, including, but not limited to:

(i)	purpose of use;

(ii)	data type; and

(iii)	frequency of provision and receipt;

(4)	the responsibilities of SB and PP in the Project;

(5)	apportionment of costs, including, but not limited to:

(i)	apportionment of the costs of the Project; and

(ii)	payment of the costs of the Project; and

(6)	the contact person.

2.

An Individual Agreement will be formed when SB or PP places an order by entering the matters provided for in Paragraph 1 into the attached proposal form, affixing its name and seal, and delivering that form to the other party, and the party receiving the proposal form makes a copy of the proposal form, affixes its names and seal in the column for consent of that copy, and delivers that copy to the other party.

3.

Each party may use the data of the other party that both parties agree in the Individual Agreement is necessary for the performance of the Project. However, if that data includes personal information, both parties shall comply with the provisions of Article 4, Paragraph 3 and Article 9.

Article 4 Implementation of the Project

1.	Each party shall carry out its responsibilities in accordance with the details set forth in the Individual Agreement.

2.	SB shall explain the details of the Project and other necessary matters with respect to the implementation of the Project to the SB Crew.

3.

SB shall obtain consent from the SB Crew for SB to provide to PP, and for PP to provide to SB, the personal information of the SB Crew as necessary for the implementation of the Project. In obtaining consent under this paragraph, SB shall comply with the Act on the Protection of Personal Information (“APPI”).

Article 5 Use of Logos

SB shall display the service marks, logos, and other marks of PP in the manner designated by PP in writing (including email) for the Project.

Article 6 Handling of Inquiries

1.

SB shall resolve at its own responsibility and cost any inquiry or complaint (“Complaint”) or dispute (claim for damages, demand for injunction, or other claim of any description, whether pending litigation or otherwise; the same shall apply hereinafter) from the SB Crew or a third party arising as a result of a Project (excluding matters concerning the PayPay Service) during or after the term of this Agreement.

2.

PP shall resolve at its own responsibility and cost any Complaint or dispute from the SB Crew or a third party arising as a result of the PayPay Service in connection with a Project, during or after the term of this Agreement.

3.	Each party shall promptly notify the other party when it received any Complaint or dispute to be handled by the other party under the preceding paragraphs.

Article 7 Force Majeure

If and to the extent that the performance of this Agreement or an Individual Agreement becomes impossible due to a natural disaster, war, civil unrest, riot, electricity blackout, telecommunications breakdown, suspension of service or emergency maintenance by a telecommunications operator, amendment and abolishment of laws and ordinances in Japan or a foreign country, an order, disposition, or guidance by a public authority, or another event not attributable to either party, neither party is liable for non-performance, and is released from its obligations under this Agreement or the relevant Individual Agreement.

Article 8 No Transfer of Rights and Obligations

Neither party shall transfer to a third party or provide as security all or part of its status, rights and obligations arising under this Agreement or the Individual Agreements without the prior written consent of the other party.

Article 9 Handling of Personal Information

In addition to the provisions of Article 4, Paragraph 3, if either party is required to handle personal information (meaning personal information as defined in the Act on the Protection of Personal Information (Act No. 57 of May 30, 2003), Yahoo! Japan IDs, e-mail addresses, communication logs, cookies, and similar data; the same shall apply hereinafter) in the course of performing, or in connection with, this Agreement or an Individual Agreement, that party shall handle the personal information appropriately and with the due care of a prudent manager, in accordance with the Act on the Protection of Personal Information and the guidelines of competent government agencies, and make efforts to prevent unauthorized access to and use of the personal information.

Article 10 Confidentiality Obligations

1.

Each party shall maintain as confidential, during the term of this Agreement and for two years thereafter, any trade secret (as defined in Article 2, paragraph 6 of the Unfair Competition Prevention Act) of the other party obtained through this Agreement and explicitly indicated by the other party to be confidential information at the time of disclosure (“Confidential Information”), and shall not disclose, provide, or divulge Confidential Information to any third party, or use Confidential Information for any purpose other than the performance of this Agreement without the prior written consent of the other party. However, either party may disclose Confidential Information if and to the extent required pursuant to a legally enforceable request for disclosure by a public agency, provided that the other party is promptly given notice of that disclosure.

2.	Notwithstanding the provisions of the preceding paragraph, Confidential Information does not include any of the following:

(1)	information already held by the receiving party at the time of disclosure;

(2)	information that the receiving party develops independently without reference to Confidential Information;

(3)	information that is public knowledge at the time of disclosure; and

(4)	information that becomes public knowledge after disclosure due to a reason not attributable to the receiving party.

3.

Each party may disclose the Confidential Information received from the other party to its own officers and employees to the extent necessary for the performance of this Agreement, and to any attorney-at-law, certified public tax accountant or other professional with a legal duty of confidentiality.

4.

If either party discloses Confidential Information to a third party with the prior written consent of the other party or pursuant to the preceding paragraph, that party shall cause that third party to assume and comply with equivalent confidentiality obligations to those under this Agreement, and that party is fully liable to the disclosing party for that third party’s handling of the Confidential Information.

Article 11 Project Cancellation

If either party determines that it is necessary to alter, suspend, or cancel a Project in order to comply with the instructions or guidance of a supervisory authority, relevant laws and ordinances, or the like, that party may cancel the Project or alter or terminate this Agreement and the Individual Agreements after notifying and consulting with the other party in advance.

Article 12 Term

1.

The term of this Agreement is one year from the execution date. However, unless either party gives written notice at least three months in advance of the expiration of this Agreement of its intention to end this Agreement upon expiration, this Agreement will automatically renew for one year upon expiration, and the same applies thereafter.

2.

If any outstanding obligations exist under this Agreement or an Individual Agreement upon the termination of this Agreement, this Agreement will continue to apply with respect to those obligations until performance is completed.

Article 13 Exclusion of Antisocial Forces

1.

Each party represents and covenants that neither it nor any of the following entities is, as of the execution date of this Agreement, or will be in the future, an Antisocial Force (meaning an organized crime group, member of an organized crime group, associate member of an organized crime group, company affiliated with an organized crime group, shareholder meeting extortionist (sokaiya), corporate extortionist acting under the guise of a social movement (shakai undo hyobo goro), corporate extortionist acting under the guise of political activity (seiji katsudo hyobo goro), organized crime group with special expertise (tokushu chino boryoku shudan), or similar person or group; “Antisocial Forces”):

(1)

a special interested party of that party (meaning (a) an officer (or officers’ shareholding association) of that party; (b) a spouse or relative by blood within the second degree of kinship of (a); (c) a company of which a majority of the voting rights are owned by (a) or (b); (d) a related company; or (e) an officer of (d));

(2)	a material employee of that party;

(3)	a major shareholder or major trading partner of that party; or

(4)	any other person who substantively controls the management of that party.

2.

Either party may immediately suspend performance of its obligations under or terminate all or part of the agreements with the other party, including this Agreement and the Individual Agreements, without assuming any liability and without prior notice or demand for cure, if:

(1)	the other party is discovered to have made a false representation under the preceding paragraph;

(2)	the other party breaches its covenant under the preceding paragraph; or

(3)	the other party or an entity falling under any item of the preceding paragraph with respect to the other party is discovered to be involved with Antisocial Forces.

3.

If either party falls under any item of the preceding paragraph, all of that party’s obligations to the other party (not limited to obligations under this Agreement) will automatically be accelerated and immediately become due and payable in cash.

4.	Termination under this Article does not preclude the terminating party from seeking damages against the other party.

Article 14 Termination for Cause; Acceleration

1.

If either party breaches all or part of its obligations under this Agreement or an Individual Agreement, and fails to cure that breach or perform within a reasonable period of time specified in a demand for cure issued by the other party, the other party may immediately suspend performance of its obligations under or terminate all or part of this Agreement and the Individual Agreements, without assuming any liability and without prior notice or demand for cure.

2.

Either party may immediately suspend performance of its obligations under or terminate all or part of this Agreement and the Individual Agreements, without assuming any liability and without notice or demand for cure, if the other party:

(1)	breaches all or part of its obligations under this Agreement or an Individual Agreement;

(2)

is the subject of a petition for attachment, provisional attachment, provisional disposition, compulsory execution or auction, or a demand for payment of delinquent taxes and public dues, due to a decline in its financial or credit status;

(3)	is the subject of a disposition by a supervisory authority suspending its operations or revoking its business license or business registration;

(4)

is the subject of a petition for commencement of bankruptcy proceedings, commencement of civil rehabilitation proceedings, commencement of corporate reorganization proceedings, commencement of special liquidation, or other legal insolvency proceedings, or begins proceedings for dissolution (including dissolution under the laws and ordinances), liquidation or an out-of-court workout;

(5)	resolves to conduct a capital reduction or to abolish, suspend, or transfer all or a material part of its business;

(6)	dishonors a note or check, or otherwise becomes insolvent or suspends payments;

(7)	undergoes a change in major shareholder or management, due to which the terminating party considers the continuation of this Agreement to be inappropriate.

(8)	breaches any law or ordinance.

3.

If either party falls under any item of the preceding paragraph, all of that party’s obligations to the other party (not limited to obligations under this Agreement) will automatically be accelerated and immediately become due and payable in cash.

4.	Termination under this Article does not preclude the terminating party from seeking damages against the other party.

Article 15 Survival

Article 6 (Handling of Inquiries), Article 8 (No Transfer of Rights and Obligations), Article 9 (Handling of Personal Information), Article 10 (Confidentiality), Article 12 (Term), Paragraph 2, Article 13 (Elimination of Antisocial Forces), Paragraph 4, Article 14 (Termination for Cause; Acceleration), Paragraph 4, this Article (Survival), Article 16 (Jurisdiction), Article 17 (Consultation), and Article 18 (Governing Law) will remain effective after the termination of this Agreement.

Article 16 Jurisdiction

Depending on the amount in dispute, the Tokyo Summary Court or the Tokyo District Court has exclusive jurisdiction as the court of first instance over litigation in connection with this Agreement or an Individual Agreement.

Article 17 Consultation

The parties shall consult in good faith to resolve any matter not provided for in this Agreement or an Individual Agreement or doubt arising regarding this Agreement or an Individual Agreement.

Article 18 Governing Law

The formation, effect, performance and interpretation of this Agreement and the Individual Agreements are governed by the laws of Japan.

January 11, 2019

SB:	1-9-1 Higashishimbashi, Minato-ku, Tokyo

SoftBank Corp.

Consumer Business Management, Consumer Sales Management

Store Promotion Management Department, Sales Strategy Division

Naoya Saito, General Manager

PayPay:	1-3 Kioicho, Chiyoda-ku, Tokyo

PayPay Corporation

Ichiro Nakayama, President and Representative Director